UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 15, 2014

LUSTROS INC.

(Exact name of Registrant as specified in its charter)

Utah	000-30215	45-5313260
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

9025 Carlton Hills Blvd. Ste. A

Santee, CA 92071

(Address of principal executive offices)

Phone: (619) 449-4800

(Registrant’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01

OTHER EVENTS

On April 1, 2014, Lustros, Inc. (the “Company”) filed a Form 12b-25 extending the time to file its Form 10-K to April 15, 2014. The Company has not been able to comply with the timely filing of its Form 10-K due to the delay in receipt of financial information from its Chilean subsidiaries. The Company’s officers and management of its Chilean operations have been working diligently to receive the aforesaid information and as of the date of this filing, the Company has been assured by the outside accountants in Chile that a full package of financial information would be forwarded to the Company’s CFO for consolidation and audit no later than Friday, April 18, 2014. We expect the audit to take an additional 30-45 days after which the Company shall be able to file its Form 10-K. Attached hereto is an affidavit from the Company’s Chilean counsel attesting to the facts herein set forth.

ITEM 9.01

EXHIBITS

Exhibit 99.1	Affidavit of Chilean Counsel

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LUSTROS INC.
Date: April 15, 2014	By: /s/ Trisha Malone
Trisha Malone
Chief Financial Officer